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                                                                      EXHIBIT 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.  20549

April 22, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 22, 2002 of Radiologix, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By
     Paul K. McArdle

JM

cc:
Mr. Sami S. Abbasi, Executive Vice President and Chief Financial Officer